Form of Initial Summary Prospectus

Initial Summary Prospectus dated March 2, 2026 For New Investors

PRINCIPAL® EXECUTIVE VARIABLE UNIVERSAL LIFE III
FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY

Issued by Principal National Life Insurance Company through its
Principal National Life Insurance Company Variable Life Separate Account

This Initial Summary Prospectus summarizes key features of the Principal Executive Variable Universal Life III flexible premium variable universal life insurance policy (the "Policy").
Before you invest, you should also review the prospectus for the Policy, which contains more information about the Policy's features, benefits, and risks. You can find the current statutory prospectus, Statement of Additional Information ("SAI"), and other information about the Policy, as well as information about the Underlying Funds online at www.principal.com/ExecutiveVUL3Report. You can also obtain this information at no cost by calling 1-800-247-9988 or by sending an email request to Lifeinsurance@principal.com. For additional questions about the Policy, please contact your registered representative.
You may cancel the Policy within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Policy value. You should review the prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.
Additional information about certain investment products, including variable life insurance policies, has been prepared by the Securities and Exchange Commission’s ("SEC's") staff and is available at Investor.gov.
The SEC has not approved or disapproved this Policy or passed upon the adequacy of this Initial Summary Prospectus. Any representation to the contrary is a criminal offense.

Initial Summary Prospectus Contents

Glossary	2
Important Information You Should Consider about the Policy	6
Overview of the Policy	7
Standard Death Benefits	9
Other Benefits Available Under the Policy	12
Buying the Policy	13
How Your Policy Can Lapse	15
Making Withdrawals: Accessing the Money in Your Policy	16
Additional Information about Fees	17
Appendix: Underlying Funds Available under the Policy	21

GLOSSARY
Adjustment – change to the Policy resulting from an increase or decrease in Total Face Amount or a change in tobacco status, death benefit option, rating or riders.
Attained Age – the Insured’s issue age on the birthday nearest to the Policy Date plus the number of full Policy Years since the Policy Date.
Base Policy Face Amount – the insurance benefit provided by the Policy without any riders. The Base Policy Face Amount is shown on your Data Pages.
Business Day – any date that the New York Stock Exchange (“NYSE”) is open for trading and trading is not restricted.
Company (and we, us, our) – Principal National Life Insurance Company.
Data Pages – the pages of the policy which contain information specific to you, the Insured, and the Policy. Current or revised Data Pages may be sent to you from time to time which reflect the current status of your Policy.
Death Benefit Guarantee Premium Requirement – the amount of premium required to be paid in order to maintain the protections of the death benefit guarantee rider.
Division – a part of the Separate Account which invests in shares of a corresponding mutual fund. The value of an investment in a Division is variable and is not guaranteed. The "Money Market Division" refers to the Fidelity VIP Government Money Market Division.
Effective Date – the date on which all requirements, including initial premium, for issuance of a policy have been satisfied.
Fixed Account – the portion of the Policy Value that is held in our General Account.
General Account – assets of the Company other than those allocated to any of our separate accounts.
Home Office – the address shown on your Policy cover page or such other address we provide.
Initial Total Face Amount – the original Total Face Amount in effect on the Policy Date.
Insured – the person named as the “insured” on the Data Pages. The Insured may or may not be the Owner.
Loan Account – the portion of the Policy Value held in our General Account that reflects any Loan Indebtedness.
Loan Indebtedness – the amount of any outstanding policy loan(s) and unpaid loan interest.
Monthly Date – the day of the month which is the same day as the Policy Date.
Example:    If the Policy Date is September 5, 2020, the first Monthly Date is October 5, 2020.
Monthly Policy Charge – the amount subtracted from the Policy Value on each Monthly Date as described under CHARGES AND DEDUCTIONS - Monthly Policy Charge.
Net Amount at Risk – the result of:
•    the death benefit (as described in the Policy) at the beginning of the Policy Month, divided by the death benefit discount rate shown on the Data Pages; minus
•    the Policy Value at the beginning of the Policy Month calculated as if the Monthly Policy Charge was zero.

Net Policy Value – the Policy Value minus any Loan Indebtedness.
Net Premium – the gross premium paid, less the deductions for the Premium Expense Charge. It is the amount of premium allocated to the Divisions and/or the Fixed Account.
Net Surrender Value – Surrender Value minus any Loan Indebtedness.
Owner – the party which owns all the rights and privileges of this Policy.
Planned Periodic Premium – the premium in the amount and frequency you plan to pay.
Policy Date – the date from which Monthly Dates, Policy Years, and policy anniversaries are determined; the Policy Date is shown on your Data Pages and will never be the 29th, 30th, or 31st of any month.
Policy Maturity Date – the date to which the policy will stay in force, unless the death of the Insured occurs prior to that date, so long as all requirements outlined in the policy are satisfied. The Policy Maturity Date is shown on the Data Pages. The Policy Maturity Date may be extended as described in the maturity date extension provision.
Policy Month – any one-month period beginning on the Monthly Date.
Example:    The Monthly Date is May 5, 2020; the first Policy Month ends on June 4, 2020.
Policy Value – the sum of the values in the Divisions, the Fixed Account, and the Loan Account.
Policy Year – the one-year period beginning on the Policy Date and ending one day before the policy anniversary and each subsequent one year period beginning on a policy anniversary.
Example:    If the Policy Date is September 5, 2020, the first Policy Year ends on September 4, 2021. The first policy anniversary falls on September 5, 2021.
Premium Expense Charge – the charge deducted from premium payments.
Separate Account – the Principal National Life Insurance Company Variable Life Separate Account, an account established by us which has Divisions to which Net Premiums may be allocated under the Policy.
Surrender Value – the Policy Value plus any enhanced cash surrender value benefit provided by any attached rider.
Target Premium – a premium amount which is used to determine the Premium Expense Charge under a Policy. The Target Premium is shown in your Data Pages.
Total Face Amount – the Base Policy Face Amount plus the insurance benefit provided by any supplemental benefit rider issued with your Policy. If there is no supplemental benefit rider issued with your Policy, the Total Face Amount is the Base Policy Face Amount. The total policy face amount may be adjusted as described in the Policy. The Total Face Amount is the amount used to determine the death benefit provided by the Policy and is shown on the Data Pages.
Underlying Fund – a registered open-end investment company, or a separate investment account or portfolio thereof, in which a Division invests.
Valuation Period – the period begins at the close of normal trading on the NYSE, generally 4:00 p.m. E.T. on each Business Day and ends at the close of normal trading of the NYSE on the next Business Day.

Written Request – actual delivery to the Company at our Home Office of a written notice or request, signed and dated, on a form we supply or approve, or in such other form and substance that is acceptable to us. In states where permitted, we will require you to use the form(s) we provide for certain Written Requests, along with required supporting documentation, including, for example, for a policy surrender, a change of beneficiary, or a request to adjust your Policy. Written Requests may be mailed to us at:
Principal National Life Insurance Company
P.O. Box 10431
Des Moines, Iowa 50306-0431
Phone: 1-800-247-9988
Fax: 1-866-885-0390
we, us, our – Principal National Life Insurance Company. We are also referred to as the Company.
you, your – the Owner of the Policy.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE POLICY

FEES AND EXPENSES				Location in Statutory Prospectus
Charges for Early Withdrawals
No surrender charge is imposed on a partial or full surrender; however, a transaction fee of the lesser of $25 or 2% of the amount surrendered is imposed on each unscheduled partial surrender after the second unscheduled partial surrender in a Policy Year.
SUMMARY: FEE TABLES - Transaction Fees
Transaction Charges	You may also be charged for other transactions, including a sales charge and taxes assessed on each premium paid, transfer fees for unscheduled Division transfers, and illustration fees.			SUMMARY: FEE TABLES - Transaction Fees
Ongoing Fees and Expenses
In addition to transaction charges, an investment in the Policy is subject to certain ongoing fees and expenses, including fees and expenses covering the cost of insurance under the Policy and the cost of optional benefits under the Policy. Such fees and expenses are set based on the characteristics of the Insured (e.g., age, sex, and rating classification). You should view the Data Pages for rates applicable to you. "Data Pages" are the pages of the policy which contain information specific to you, to the Insured and the Policy. Current or revised Data Pages may be sent to you from time to time.
SUMMARY: FEE TABLES - Transaction Fees and Periodic Charges Other Than Annual Underlying Fund Expenses
	Investors will also bear expenses associated with the Underlying Fund Companies, as shown in the following table:			SUMMARY: FEE TABLES - Annual Underlying Fund Expenses
	Annual Fee	Minimum	Maximum
	Investment Options (Underlying Fund Fees and Expenses)	0.12%	2.86%

RISKS		Location in Statutory Prospectus
Risk of Loss	You can lose money by investing in a Policy.	PRINCIPAL RISKS OF INVESTING IN THE POLICY - Risk of Loss; Not a Short Term Investment
Not a Short-Term Investment	The Policy is not a short-term investment and is not appropriate for an investor that needs ready access to cash. If you take a withdrawal, any surrender charge will reduce the value of your Policy.
Risks of Underlying Funds
An investment in the Policy is subject to the risk of poor investment performance and can vary depending on the performance of the Underlying Funds. Each Underlying Fund has its own unique risks. A comprehensive discussion of the risks of each Underlying Fund may be found in the Underlying Fund’s prospectus. You should review these investment options before making an investment decision.
PRINCIPAL RISKS OF INVESTING IN THE POLICY - Risks of Underlying Funds
Insurance Company Risks
An investment in the Policy is subject to the risks related to the Company. Any obligations (including under the Fixed Accounts), guarantees, or benefits are subject to the claims-paying ability of the Company. More information about the Company, including its financial strength ratings, is available at https://investors.principal.com/investor-relations/our-business/credit-ratings/default.aspx.
GENERAL DESCRIPTION OF THE POLICY - General Account
Contract Lapse
When the Policy lapses, it terminates with no value and no longer provides any life insurance benefit upon the death of the Insured. Poor investment performance, partial surrenders, or policy loans may increase the risk of lapse. If your Policy lapses, you can only reinstate it under certain conditions, including making certain payments.
PRINCIPAL RISKS OF INVESTING IN THE POLICY - Policy Termination (Lapse)

RESTRICTIONS		Location in Statutory Prospectus
Investments
While you may transfer amounts in the Divisions (which invest in shares of a corresponding Underlying Fund) and Fixed Accounts, certain restrictions and transfer fees apply with regard to the number and amount of such transfers. Transfers are also subject to the excessive trading and market timing polices described in this prospectus.
GENERAL DESCRIPTION OF THE POLICY - Limitations on Transfers
	We reserve the right to remove or substitute Underlying Funds as investment options.	GENERAL DESCRIPTION OF THE POLICY - Reservation of Rights
Optional Benefits
Some optional benefits under the Policy are subject to limitations, restrictions, and additional charges, including with respect to their availability and the amounts that may be paid under such benefits.
OPTIONAL BENEFITS UNDER THE POLICY
	Withdrawals may reduce the value of a benefit by an amount greater than the value withdrawn, which could significantly reduce the value or even terminate the benefit.	OPTIONAL BENEFITS UNDER THE POLICY
	Not all of the options described in the prospectus are available or approved for use in every state.	GENERAL DESCRIPTION OF THE POLICY - Material State Variations

TAXES	Location in Statutory Prospectus
You should consult with a tax professional to determine the tax implications of an investment in, and payments received under, the Policy. There is no additional tax benefit to you if the Policy is purchased through a tax-qualified plan or individual retirement account (IRA), and withdrawals will be subject to ordinary income tax and may be subject to tax penalties.
TAX ISSUES RELATED TO THE POLICY

CONFLICTS OF INTEREST	Location in Statutory Prospectus
Investment Professional Compensation
The Company pays compensation to broker-dealers, financial institutions and other parties for the sale of the Policy, including commissions on premiums paid on the Policy. The Company and/or its affiliates may also pay other amounts such as marketing allowances, expense reimbursements and education payments. Such compensation may influence the financial intermediary or sales representative to recommend the purchase of this Policy over competing policies or over other investment options.
PRINCIPAL RISKS OF INVESTING IN THE POLICY - Conflicts of Interest
Exchanges
Some financial representatives may have a financial incentive to offer a new policy in place of the one you already own. You should only exchange an existing Policy if you determine, after comparing the features, fees and risks of both policies, that it is preferable to purchase the new policy rather than continue to own an existing Policy.
PRINCIPAL RISKS OF INVESTING IN THE POLICY - Conflicts of Interest

OVERVIEW OF THE POLICY

The Policy is an individual flexible premium variable universal life insurance policy offered by the Company. The purpose of the Policy is primarily to provide death benefit protection upon the death of the Insured.

The Policy Value reflects your premium payments, partial surrenders, policy loans, unpaid loan interest policy expenses, interest credited to the Fixed Account, and/or investment experience of the Divisions. As a result, the Policy may be appropriate for persons seeking both life insurance protection and the potential for the accumulation of cash values. However, it is not suitable as a short-term investment due to the costs of insurance and the expenses charged.
Premiums
This is a "flexible premium" policy, which means you may choose the amount and frequency of premium payments (subject to certain limitations).
Net Premium payments are allocated to the Fixed Account and the Divisions according to your instructions. Each Division invests in a corresponding Underlying Fund. The Underlying Funds are mutual funds registered under the Investment Company Act of 1940 as open-end management investment companies. It is possible that the investment performance could cause a loss of the entire amount allocated to the Division. A full description of each Underlying Fund, its investment objectives, policies and restrictions, charges and expenses and other operational information is contained in its prospectus. Additional information about each Underlying Fund is provided in APPENDIX - UNDERLYING FUNDS AVAILABLE UNDER THE POLICY.
The Internal Revenue Code imposes limits on premiums under the guideline premium/cash value corridor test, as well as to determine whether the policy is classified as a Modified Endowment Contract. If you make a premium payment that we determine exceeds one or both of these limits, we reserve the right to only accept that portion of the payment that is within the applicable limit(s).
Payment of insufficient premiums may result in a lapse of the Policy.
Death Benefits/Maturity Proceeds
Under the Policy, the Company guarantees to pay a death benefit for as long as the Policy is in force. The death proceeds are paid to the beneficiary(ies) when the Insured dies. Death proceeds are paid in cash or applied under a benefit payment option elected on the application (or, if no option was selected, Option 1). Subject to certain conditions, the death benefit option may be changed after the Policy has been issued.
If the Policy is in force and the Insured is living on the Policy Maturity Date, we will pay the Owner an amount equal to the Net Surrender Value. Maturity proceeds are paid in cash lump sum or applied under a benefit payment option. The Policy terminates on the Policy Maturity Date.
Surrenders and Withdrawal Options
The Policy may be fully surrendered and any Net Surrender Value paid to the Owner.
On or after the first policy anniversary and prior to the Policy Maturity Date, you may surrender a part of the Net Surrender Value. Unscheduled partial surrenders are subject to limitations on the number and amounts you may surrender. No surrender charge is imposed on a surrender; however, a transaction fee of the lesser of $25 or 2% of the amount surrendered is imposed on each unscheduled partial surrender after the second unscheduled partial surrender in a Policy Year.
On or after the first policy anniversary and prior to the Policy Maturity Date, you may elect to receive part of your Net Surrender Value automatically on any Monthly Date (known as a "scheduled partial surrender") in the amount and frequency you choose, subject to certain limitations. Once surrenders equal premiums paid, if there is any remaining Net Surrender Value, scheduled policy loans will automatically begin, unless you direct us otherwise.
Loans

A loan may be taken using the Policy as collateral. The maximum loan amount is 90% of the Net Policy Value. You are charged interest on any Loan Indebtedness.
Transfers
Subject to certain limitations, you may transfer funds among the Divisions and the Fixed Account. We also offer Automatic Portfolio Rebalancing. You may incur an additional fee for transfers.
Optional Insurance Benefits
Subject to certain conditions, you may add one or more optional insurance benefits to your Policy, including benefits that accelerate the payment of your death benefit under certain circumstances or help manage the risk of lapse. An additional charge may apply if you elect an optional benefit.
STANDARD DEATH BENEFITS
Payment of the death proceeds will be made within seven Business Days of receipt of the required documentation. We pay death proceeds first to the assignee, if any, in a lump sum. We pay the remainder to your named beneficiary(ies) as described below. If no beneficiary(ies) survives the Insured, we will pay the death proceeds to the Owner or the Owner’s estate unless you have given us written notice otherwise.
We will pay death proceeds according to the benefit payment option (shown below) that you have chosen. If you do not select a benefit payment option, your named beneficiary(ies) may each choose to receive payment in a lump sum or according to a benefit payment option. If your beneficiary(ies) does not choose a benefit payment option, we will pay the death proceeds in a lump sum.
Death proceeds, calculated as of the date of death of the Insured, are A minus B minus C where:
•A is the death benefit plus any proceeds from any benefit rider on the Insured’s life;
•B is any Loan Indebtedness; and
•C, if the Insured’s death occurs during a grace period, is the lesser of any overdue Monthly Policy Charges and, if applicable, the Death Benefit Guarantee Premium Requirement.
We pay interest on death proceeds as required by law.
Benefit Payment Instructions
While the Insured is alive, you may give us instructions for payment of death proceeds under one of the fixed benefit payment options shown below. If we have not received written benefit payment instructions from you prior to the Insured’s death, each of your beneficiaries may select either a lump sum distribution or one of the benefit payment options shown below. You may change your benefit payment instructions by sending us written notice. If you change your beneficiary(ies) designation, your prior benefit payment instructions are automatically revoked.
Benefit Payment Options
Customized Benefit Arrangement
We will make benefit payments based on arrangements you have requested and we have agreed to in writing (e.g., equal payments made over a specified period of time, joint and survivor life income with a reduced survivor benefit, etc.).
Life Income
We will make benefit payments for a person’s lifetime; payments stop after the death of that person. It is possible that we would make no payments if the person were to die before the first payment was due.

Life Income with Period Certain
We will make benefit payments for the longer of a person’s lifetime or a guaranteed period that you specify (must be between 5 to 30 years). If the person dies before all of the guaranteed payments have been made, we will continue to make the guaranteed payments to the person(s) you or your beneficiary designate until the end of the guaranteed period.
Joint and Survivor Life Income
We will make benefit payments for the longer of the lifetimes of two named people. Payments stop upon the death of the survivor of the two persons. It is possible that we would make no payments if both persons were to die before the first payment was due.
Joint and Survivor Life Income with Period Certain
We will make benefit payments for the longer of the lifetimes of two named people or a guaranteed payment period that you specify (must be between 5 to 30 years). If both people die before all of the guaranteed payments have been made, we will continue to make the guaranteed payments to the person(s) you or your beneficiary designates until the end of the guaranteed period.
These benefit payment options are also available if the Policy matures or is surrendered.
Death Benefit Options
The death benefit option is selected at the time of application. If a death benefit option is not chosen, the Policy will be issued with Death Benefit Option 1. The three death benefit options available are:
Death Benefit Option 1
The death benefit equals the greater of:
•the Total Face Amount; or
•the amount found by multiplying the Surrender Value by the applicable percentage*.
Death Benefit Option 2
The death benefit equals the greater of:
•the Total Face Amount plus the Policy Value; or
•the amount found by multiplying the Surrender Value by the applicable percentage*.
Death Benefit Option 3
The death benefit equals the greater of:
•the Total Face Amount plus the greater of a) premiums paid less partial surrenders and b) zero; or
•the amount found by multiplying the Surrender Value by the applicable percentage*.
* The applicable percentage tables are in APPENDIX B to the statutory prospectus and are based on our interpretation of Section 7702 of the Internal Revenue Code. The table which applies to your Policy is determined by your choice of either the guideline premium/cash value corridor test or the cash value accumulation test.
Change in Death Benefit Option
You may change the death benefit option on or after the first policy anniversary. Up to two changes are allowed per Policy Year. Your request must be made in writing and approved by us. The effective date of the change will be the Monthly Date that coincides with, or next follows, our approval. If the death benefit option change involves a face decrease, you may elect to keep the current Total Face Amount, subject to underwriting review and approval.
The option may not be changed from Death Benefit Option 1 to Death Benefit Option 3 or from Death Benefit Option 2 to Death Benefit Option 3. We will increase or decrease the Total Face Amount so that the death benefit immediately after the change equals the death benefit before the change.
Maturity Proceeds

If your Policy is in force and the Insured is living on the Policy Maturity Date shown on the Data Pages, you may elect to be paid the maturity proceeds, which are equal to the Net Surrender Value.
Adjustment Options
Increase in Total Face Amount
You may request an increase in the Total Face Amount provided that the Policy is not in a grace period and Monthly Policy Charges are not being waived under a rider. The minimum increase in Total Face Amount is $10,000.
The request must be made on an Adjustment application. The application must be signed by the Owner(s) and the Insured. If your request is not approved, no changes are made to your Policy.
We will approve your request if:
•the Attained Age of the Insured does not exceed the maximum age limit that applies to the Policy on a new issue basis; and
•the amount of the face amount increase is at least the minimum face amount Increase shown on the Data Pages; and
•you supply evidence which satisfies us that the Insured is alive and insurable under our underwriting guidelines then in effect; and
•the death proceeds less the Policy Value does not exceed our maximum limits as defined under our underwriting guidelines then in effect; and
•your policy is not in a grace period; and
•the face amount after Adjustment is not less than the minimum face amount shown on the Data Pages; and
•your Monthly Policy Charges or premiums are not being waived under any rider.
The increase in Total Face Amount is in a risk classification determined by us. The Adjustment is effective on the Monthly Date on or next following our approval of your request.
If you want insurance coverage to start at the time the Adjustment application is submitted, an “adjustment premium” payment must be sent with the completed application. The amount of the adjustment premium is based on the face amount of the Policy, the death benefit option and the charges and expenses of the Policy. This amount is shown on the policy illustration provided to you by your registered representative. If this amount is submitted with the application, an adjustment premium conditional receipt will be given to you. The receipt acknowledges the adjustment premium payment and details any interim conditional insurance coverage.
Any adjustment premium payment made in connection with the Adjustment application is held in our General Account without interest (for a period of up to a 60 days) while we complete underwriting for the Adjustment. If we approve the Adjustment, on the effective date of the Adjustment, the amount of the adjustment premium payment being held minus the Premium Expense Charge is moved to the Divisions and/or Fixed Account according to your then current premium allocation percentages.
The cost of insurance charge will increase in the event of an increase in a Policy’s Total Face Amount. If there is insufficient value to pay the higher charges after an increase in Total Face Amount, the Policy will lapse, unless the protections of the death benefit guarantee rider are in effect. The entire Policy would be at risk of lapsing, not just the incremental increase in Total Face Amount.

Decrease in Face Amount
On or after the first policy anniversary, you may request a decrease in the Total Face Amount. No transaction fee is imposed on decreases in the Total Face Amount. A request for a decrease requires the following:
•the request must be made on an Adjustment application;
•    the application must be signed by the Owner(s);
•    the decrease is at least the minimum amount as determined by our underwriting guidelines in place at the time of your request;
•    the decrease may not reduce the Total Face Amount below $100,000; and
•    if there have been previous increases in the Total Face Amount, the decrease of Total Face Amount will be made on a last in, first out basis.
A decrease may not be allowed if the decrease would cause a refund of premium and/or the distribution of the Policy Value in order to maintain compliance with the limits required by the Internal Revenue Code relating to the definition of life insurance.
OTHER BENEFITS AVAILABLE UNDER THE POLICY
Subject to certain conditions, you may add one or more of the optional insurance benefits summarized in the table below. More information is included in the statutory prospectus, and detailed information may be obtained from a registered representative or our Home Office. Not all optional insurance benefits (including those referred to below as "standard") are available to all Owners or in all states, and provisions may vary. Costs of optional insurance benefits are deducted from your Policy Value. See ADDITIONAL INFORMATION ABOUT FEES for charges.

Optional Benefit/Rider	Purpose	Standard/Optional	Charge	Other Restrictions/Limitations
Change of Insured	allows the business to change the Insured when an employee leaves employment or ownership of the business changes	Optional	No	available on business cases only
Death Benefit Guarantee	guarantees the Policy will not lapse before the Insured attains age 85 if premiums paid equal or exceed the Death Benefit Guarantee Premium requirement	Standard(1)	No	If the rider terminates, it may not be reinstated.
Enhanced Cash Surrender Value Rider	If you surrender a Policy in full, we will pay an amount in addition to the Net Policy Value	Optional	Yes
Underwriting guidelines and plan premium levels determine availability to select the enhanced cash surrender options. Contact your registered representative for more information.
Election will result in higher asset based charges.

Life Paid-Up (Overloan Protection)	Under certain circumstances, guarantees the Policy will not lapse when there is large Loan Indebtedness by converting the Policy to paid-up life insurance	Optional	Yes	Once the benefit begins, certain limitations and restrictions are imposed on the Policy. Consult your tax advisor regarding this rider.
Supplemental Benefit Rider	provides additional insurance (total face amount) at a reduced cost	Optional	Yes	Our approval, under our then current underwriting guidelines, is required to add this rider. The supplemental cost of insurance rate applies. Additional asset based charges also apply.
(1)    Availability of these riders varies. See the more detailed information below.

BUYING THE POLICY
Payment of Premiums
You may make unscheduled premium payments and/or Planned Periodic Premiums. Planned periodic premiums are premiums in the amount and on the frequency you plan to pay. We will send premium reminder notices if you establish an annual, semiannual, or quarterly planned payment schedule. You may set up preauthorized withdrawals to allow us to automatically deduct premium payments from your checking or other financial institution account.
The amount and frequency of your premium payments affects the Policy Value, the Net Policy Value, and how long the Policy remains in force. Insufficient premium payments may cause the policy to lapse.
Premium Limitations
The Internal Revenue Code imposes limits on premiums under the guideline premium/cash value corridor test, as well as to determine whether the policy is classified as a Modified Endowment Contract. If you make a premium payment that we determine exceeds one or both of these limits, we reserve the right to only accept that portion of the payment that is within the applicable limit(s) and refund or apply the excess premium as follows:
•If we receive such premium payments more than 30 days from the date the applicable limit will increase, we will refund the excess premium payment to you.
•If we receive such premium payments within 30 days from the date the applicable limit will increase, we will hold the excess premium payment in a non-interest bearing account and apply it to your policy once the applicable limit increases.
Except for any amount necessary to continue the policy in force, we reserve the right to refund any premium that increases the policy's death benefit by more than it increases the Policy Value. Alternatively, we may require satisfactory evidence of insurability.
The minimum initial premium required is based on the Initial Total Face Amount of the Policy, the death benefit option and the charges and expenses of the Policy. There is no minimum amount requirement for subsequent premiums; however, insufficient premium payments may cause the policy to lapse.
Allocation of Premiums
We allocate your initial Net Premiums as described below. Thereafter, allocations of Net Premiums are made to the Divisions and the Fixed Account according to your instructions. The total of all allocation percentages must equal 100. Net Premiums are allocated as of the Valuation Period in which they are received in good order. The allocation changes are effective at the end of the Valuation Period in which the new instructions are received.
Premium Refund States
If the Policy is issued in a state that requires a full refund of premium when the policy is returned during the examination offer period, the initial Net Premium, including any premium received during the examination offer period, is allocated to the Money Market Division. The premium will be reallocated to the Divisions and the Fixed Account according to your instructions on the later of the Effective Date or the end of the examination offer period (or on the first Business Day thereafter).
If the purchase of this policy falls within the definition of a replacement under state law, we reserve the right to retain the initial Net Premiums in the Money Market Division to correspond to the examination offer period of a particular state’s replacement requirements.
Market Value States
If the policy is issued in a state that allows refund of Net Policy Value when the policy is returned during the examination offer period, the initial Net Premium is immediately allocated to the Divisions according to your instructions. In these states, we will refund the Net Policy Value, which may be more or less than your premium, if the policy is returned during the examination offer period.

HOW YOUR POLICY CAN LAPSE
Policy Termination (Lapse)
A Policy will go into default and is at risk of terminating if the Net Policy Value on any Monthly Date is less than the Monthly Policy Charge.
Before any Policy lapses, the Policy will enter a grace period, described below, during which you may pay the minimum required premium to keep your Policy in force. A Policy will terminate if you have not made the minimum required premium payment before the grace period expires.
The Policy also terminates:
•when you make a full Policy surrender;
•when death proceeds are paid; or
•when the maturity proceeds are paid.
When the Policy terminates, all privileges and rights of the Owner(s) and all optional insurance benefits will end. Subject to certain conditions, you may reinstate a policy that has terminated, as described below.
Grace Period
If a Policy goes into default and is at risk of terminating, we will send you notice of a 61-day grace period during which you can pay the minimum required premium to keep your Policy in force. This grace period begins on the date we mail the notice of impending policy termination to you. The notice will be sent to your last post office address known to us and will tell you the amount of the minimum required premium to keep the Policy in force, payment instructions; and the grace period end date.
Your Policy will remain in force during the grace period. If we do not receive the minimum required premium payment by the end of the grace period, your Policy will terminate without value.
No partial surrenders or policy loans may be made during a grace period.
Minimum Required Premium
The minimum required premium is intended to (i) reimburse us for the Monthly Policy Charges during the grace period, and (ii) provide enough Policy Value to pay the Monthly Policy Charge on the first Monthly Date after grace period. The minimum required premium payment is [(a) plus (b)] divided by (c) where:

(a)    is any amount by which your Net Policy Value is less than zero at the start of the grace period after the Monthly Policy Charge is deducted;
(b)    is three Monthly Policy Charges; and
(c)    is 1 minus the guaranteed maximum Premium Expense Charge percentage.
If the grace period ends before we receive the minimum required premium, we keep any remaining value in the Policy to cover past due policy charges. Adverse market fluctuations may cause the Policy to enter into subsequent grace periods.
The length of the grace period and/or the calculation for the minimum required premium may be different in some states.
Death During Grace Period
If the Insured dies during a grace period, we will pay the death benefit to the beneficiary(ies). The amount of the death benefit will be reduced by: all Monthly Policy Charges due and unpaid at the death of the Insured; and any Loan Indebtedness.

NOTE:    The state of Florida requires that the Net Policy Value of the Policy equal zero prior to entering a grace period. The grace period will end 31 days after the day the notice is mailed.
Reinstatement
Subject to certain conditions, you may reinstate a Policy that terminated. The Policy may be reinstated provided all of the following conditions are satisfied:
•such reinstatement is prior to the Policy Maturity Date;
•You have not surrendered your Policy;
•not more than three years have elapsed since the policy terminated (this time period may be longer in some states);
•You supply evidence which satisfies us that the Insured is alive and is insurable under our underwriting guidelines then in effect;
•You either repay or reinstate any Loan Indebtedness existing at termination; and
•You make the minimum required premium payment.
The minimum required premium is intended to a) reimburse us for the Monthly Policy Charges during the grace period and b) provide enough Policy Value to pay Monthly Policy Charges for three Policy Months after reinstatement. The minimum required premium payment is [(1) plus (2)] divided by (3) where:
(1)    is any amount by which your Net Policy Value is less than zero at the end of the grace period after the Monthly Policy Charge is deducted;
(2)    is three Monthly Policy Charges; and
(3)    is 1 minus the guaranteed maximum Premium Expense Charge percentage.
NOTE:    The minimum required premium during a grace period and the minimum required premium to reinstate a policy are calculated differently. The minimum required premium for reinstatement is calculated to collect Monthly Policy Charges due and unpaid during the grace period and to provide us with enough Policy Value to pay three Monthly Policy Charges after reinstatement of the Policy. As a result, the minimum required premium for reinstatement will be higher than the minimum required premium for grace period.
Reinstatement will be effective on the next Monthly Date following the date we approve the reinstatement application. Your rights and privileges as Owner(s) are restored upon reinstatement. The reinstated Policy will have the same Policy Date as the original Policy. The Death Benefit Guarantee rider will be as if the Policy had never ended. You will receive new Data Pages upon reinstatement.
If a policy loan or loan interest was unpaid when the Policy terminated, the policy loan must be reinstated or repaid (loan interest does not accrue over the period the Policy was terminated). We do not require payment of Monthly Policy Charges during the period the Policy was terminated.
Premiums received with your reinstatement application are held in our General Account without interest (for a period of up to 60 days) while we complete underwriting for the reinstatement. If the reinstatement is approved, premiums are allocated to your selected Division(s) and/or Fixed Account on the reinstatement date. We will use the premium allocation percentages in effect at the time of termination of the Policy unless you provide new allocation instructions.
If you reinstate your Policy, the Premium Expense Charge and the monthly policy issue charge are calculated based on the number of years since the Policy was issued.
MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR POLICY
You must send us a Written Request for any surrender. The request must be signed by all Owners, irrevocable beneficiary(ies), if any, and any assignees. The surrender is effective and the Surrender Value calculated as of the end of the Valuation Period during which we receive the Written Request for surrender. Partial surrenders may negatively affect your Death Benefit Guarantee rider, if applicable. Partial surrenders will reduce your face amount if under death benefit option 1 or 3.
Unscheduled Partial Surrenders
On or after the first policy anniversary and prior to the Policy Maturity Date, you may surrender a part of the Net Policy Value. You may take two unscheduled partial surrenders during a Policy Year before any transaction fees apply. After the second unscheduled partial surrender in a Policy Year, a transaction fee of the lesser of $25 or 2% of the amount surrendered is charged on each unscheduled partial surrender. An unscheduled partial surrender may not be less than $500 and may not be greater than 90% of the Net Policy Value as of the effective date of the unscheduled partial surrender. The unscheduled partial surrender may not decrease the Total Face Amount to less than $100,000. Unscheduled partial surrenders will negatively affect your death benefit and your Death Benefit Guarantee rider, if applicable.
Scheduled Partial Surrenders
Partial surrenders may be scheduled on a monthly, quarterly, semiannual, or annual basis. Each scheduled partial surrender may not be greater than 90% of the Net Policy Value (as of the date of the scheduled partial surrender). A scheduled partial surrender may cause a reduction in the Total Face Amount.
Full Surrender
The Policy may be surrendered while the policy is in effect. There is no refund of any Monthly Policy Charges deducted before the full surrender effective date.
ADDITIONAL INFORMATION ABOUT FEES
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Policy. Please refer to your Data Pages for information about the specific fees you will pay based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you buy the Policy, partially or fully surrender the Policy, make withdrawals from the Policy, or transfer cash value between investment options.

Charge	When Charge is Deducted	Amount Deducted
Sales Charge(1)	upon receipt of premium
Maximum		6.75% of premium paid(2)
Current		3.25% of premium paid(2)
Taxes (federal, state and local)	upon receipt of premium
Maximum		3.25% of premium paid
Current		3.25% of premium paid
Transaction Fee for Unscheduled Partial Surrender	from each unscheduled partial surrender after the second unscheduled partial surrender in a Policy Year
Maximum		The lesser of $25 or 2% of the amount surrendered
Current		The lesser of $25 or 2% of the amount surrendered
Transfer Fee for Unscheduled Division Transfer(3)	upon each unscheduled Division transfer after the first unscheduled Division transfer in a Policy Month
Maximum		$25 per unscheduled transfer
Current		None
Optional Insurance Benefits
Life Paid-Up Rider	on the date rider benefit begins
Maximum (if Policy is issued with the guideline premium/cash value corridor test)(4)		7.50% of Policy Value
Maximum (if the Policy is issued with the cash value accumulation test)(4)		13.50% of Policy Value
Current (if Policy is issued with the guideline premium/cash value corridor test)(4)		5.50% of Policy Value
Current (if the Policy is issued with the cash value accumulation test)(4)		7.50% of Policy Value

(1)The Sales Charge varies over time and also varies with the existence of the supplemental benefit rider, as described in CHARGES AND DEDUCTIONS - Premium Expense Charge in the statutory prospectus.
(2)Premium paid up to Target Premium. The maximum sales charge on premium paid in excess of Target Premium is 6.75%.
(3)In addition to the fees shown, additional transfer fees or restrictions may be imposed by federal regulators, state regulators and/ or sponsors of the underlying mutual funds. See GENERAL DESCRIPTION OF THE POLICY in the statutory prospectus.
(4)For more information regarding the guideline premium/cash value corridor test and the cash value accumulation test, see DEATH BENEFITS AND POLICY VALUES - IRS Definition of Life Insurance in the statutory prospectus.
This table describes the fees and expenses that you will pay periodically during the time that you own the Policy, not including underlying fund fees and expenses.

Charge	When Charge is Deducted	Amount Deducted
Cost of Insurance(1)	monthly
Maximum		$83.33333 per $1,000 of Net Amount at Risk
Minimum		$0.00585 per $1,000 of Net Amount at Risk
Maximum Charge for Representative Insured(2)		$0.01455 per $1,000 of Net Amount at Risk
Asset Based Charge for Base Face Amount(5) Policy without Enhanced Cash Surrender Value Rider	monthly
Maximum		0.90% of Division value per year
Current Charge		0.30% of Division value per year
Policy with Enhanced Cash Surrender Value Rider (including 1.20 charge multiplier for 25% Enhancement Factor option)

Maximum		0.90% of Division value per year
Current Charge		0.36% of Division value per year
Policy with Enhanced Cash Surrender Value Rider (including 1.45 charge multiplier for 50% Enhancement Factor option)
Maximum		0.90% of Division value per year
Current		0.44% of Division value per year
Policy with Enhanced Cash Surrender Value Rider (including 1.65 charge multiplier for 75% Enhancement Factor option)
Maximum		0.90% of Division value per year
Current		0.50% of Division value per year
Policy with Enhanced Cash Surrender Value Rider (including 1.80 charge multiplier for 100% Enhancement Factor option)
Maximum		0.90% of Division value per year
Current		0.54% of Division value per year
Monthly Policy Issue Charge(1)	monthly
Policy without Supplemental Benefit Rider
Maximum		$1.08418 per $1,000 of Total Face Amount
Minimum		$0.05467 per $1,000 of Total Face Amount
Maximum Charge for Representative Insured(2)		$0.06000 per $1,000 of Total Face Amount
Policy with Supplemental Benefit Rider
Maximum		$1.08418 per $1,000 of Total Face Amount
Minimum		$0.00547 per $1,000 of Total Face Amount
Maximum Charge for Representative Insured(2)		$0.04800 per $1,000 of Total Face Amount
Net Policy Loan Charge(3)	annually (accrued daily)
Maximum		1.0% of Loan Indebtedness per year(4)
Current		1.0% of Loan Indebtedness per year(4)
Optional Insurance Benefits
Supplemental Benefit Rider	monthly
Additional Asset Based Charge(5)
Policy without Enhanced Cash Surrender Value Rider
Maximum		0.90% of Division value per year
Current		0.15% of Division value per year
Policy with Enhanced Cash Surrender Value Rider (including 1.20 charge multiplier for 25% Enhancement Factor option)
Maximum		0.90% of Division value per year
Current		0.18% of Division value per year
Policy with Enhanced Cash Surrender Value Rider (including 1.45 charge multiplier for 50% Enhancement Factor option)
Maximum		0.90% of Division value per year
Current		0.22% of Division value per year
Policy with Enhanced Cash Surrender Value Rider (including 1.65 charge multiplier for 75% Enhancement Factor option)
Maximum		0.90% of Division value per year
Current		0.25% of Division value per year
Policy with Enhanced Cash Surrender Value Rider (including 1.80 charge multiplier for 100% Enhancement Factor option)
Maximum		0.90% of Division value per year
Current		0.27% of Division value per year

Cost of Supplemental Insurance Charge(1)
Maximum	$83.33333 per $1,000 of Net Amount at Risk
Minimum	$0.00374 per $1,000 of Net Amount at Risk
Maximum Charge for Representative Insured(2)	$0.00873 per $1,000 of Net Amount at Risk
(1)This charge varies based on individual characteristics, within the minimum and maximum shown. As a result, the current charge shown in the table may not be representative of the charge that you will pay. To obtain more information about the charge that would apply to you, contact your registered representative or call 1-800-247-9988 and request personalized illustrations.
(2)Current charges reflect the charges in effect as of the date of this prospectus for a Representative Insured, which is a 45 year-old male with a risk classification of preferred non-tobacco for Policy Year one.
(3)The difference between the interest charged on the Loan Indebtedness and the interest credited to the Loan Account.
(4)This charge decreases after Policy Year ten.
(5)If you elect the Enhanced Cash Surrender Value Rider, the asset based charge(s) under your Policy will be increased by a designated multiplier, which varies based on the applicable Enhancement Factor option. The multiplier will be applied to the asset based charge for the proportionate Base Face Amount and, if elected, the Supplemental Benefit Rider. A higher Enhancement Factor will result in higher asset based charges compared to a lower Enhancement Factor. There is no multiplier to the asset based charge(s) if the Enhanced Cash Surrender Value Rider has not been elected.
The following table shows the minimum and maximum total expenses charged by the Underlying Funds that you may pay periodically during the time that you own the Policy. A complete list of Underlying Funds, including their annual expenses, is provided in APPENDIX - UNDERLYING FUNDS AVAILABLE UNDER THE POLICY.

Annual Underlying Fund Expenses as of December 31, 2024	Minimum	Maximum
Total annual Underlying Fund expenses (expenses that are deducted from Underlying Fund assets, including management fees, distribution and/or service (12b-1) fees and other expenses)	0.12%	2.86%

APPENDIX - UNDERLYING FUNDS AVAILABLE UNDER THE POLICY
The following is a list of Underlying Funds currently available under the Policy, which is subject to change. Before you invest, you should review the prospectuses for the Underlying Funds, as may be amended from time to time. These prospectuses contain more information about the Underlying Funds and their risks. You can find the prospectuses and other information about the Underlying Funds online at www.principal.com/ExecutiveVUL3Report. You can also request this information at no cost by calling 1-800-247-9988 or by sending an email request to Lifeinsurance@principal.com.
The current expenses and performance information below reflects fees and expenses of the Underlying Funds, but does not reflect the other fees and expenses that your Policy may charge. Expenses would be higher and performance would be lower if these charges were included. Each Underlying Fund’s past performance is not necessarily an indication of future performance.
Some of the Underlying Funds are “funds of funds.” A fund of funds is a mutual fund that invests primarily in a portfolio of other mutual funds. Operating expenses shown for a fund of funds include the fees and expenses that such fund incurs indirectly as a result of investing in other funds. More detail about the risks of investing in a fund of funds is available in such fund’s prospectus.

Fund Company and Fund Name and Class	Fund Type	Advisor/ Sub-Advisor	Current Expense Ratio	Average Annual Total Returns
				1 yr	5 yr	10 yr	Since Inception
AllianceBernstein Variable Products Discovery Value - Class A	Small/Mid US Equity	AllianceBernstein L.P.	0.81%	10.02%	8.86%	7.63%
AllianceBernstein Variable Products International Value - Class A(1)	International Equity	AllianceBernstein L.P.	0.90%	5.07%	3.53%	3.25%
AllianceBernstein Variable Products Sustainable Global Thematic Growth - Class A(1)	International Equity	AllianceBernstein L.P.	0.92%	6.21%	9.03%	9.72%
American Funds Insurance Series Capital World Bond - Class 2(1)	Fixed Income	Capital Research and Management Company	0.73%	-3.04%	-2.41%	-0.09%
American Funds Insurance Series Global Balanced - Class 2	Asset Allocation	Capital Research and Management Company	0.77%	6.58%	4.84%	5.90%
American Funds Insurance Series Global Small Capitalization - Class 2	International Equity	Capital Research and Management Company	0.91%	2.33%	3.01%	5.81%
American Funds Insurance Series Growth - Class 2	Large US Equity	Capital Research and Management Company	0.59%	31.63%	18.83%	16.58%
American Funds Insurance Series International - Class 2	International Equity	Capital Research and Management Company	0.78%	3.16%	1.23%	4.01%
American Funds Insurance Series New World - Class 2(1)	International Equity	Capital Research and Management Company	0.82%	6.56%	4.54%	6.22%
American Funds Insurance Series Washington Mutual Investors - Class 2(1)	Large US Equity	Capital Research and Management Company	0.52%	19.14%	12.18%	10.26%
BNY Mellon IP MidCap Stock - Service Class	Small/Mid US Equity	BNY Mellon Investment Adviser, Inc. / Mellon Investments Corp	1.05%	12.33%	9.00%	7.22%
BNY Mellon IP Technology Growth - Service Class	Other-Technology	BNY Mellon Investment Adviser, Inc.	1.03%	25.39%	15.29%	14.79%
BNY Mellon Sustainable U.S. Equity - Service Class	Large US Equity	BNY Mellon Investment Adviser, Inc. / Newton Investment Management (North America) Limited	0.92%	24.58%	13.18%	11.25%

BNY Mellon VIF Appreciation - Service Class	Large US Equity	Fayez Sarofim & Co / BNY Mellon Investment Adviser, Inc.	1.10%	12.48%	11.66%	11.28%
CVT EAFE International Index - Class F(1)	International Equity	Calvert Research and Management	0.68%	2.95%	4.19%	4.60%
CVT Investment Grade Bond Index - Class I(1)	Fixed Income	Calvert Research and Management / Ameritas Investment Partners, Inc.	0.32%	1.03%	-0.36%	1.20%
CVT Russell 2000 Small Cap Index - Class F(1)	Small/Mid US Equity	Calvert Research and Management / Ameritas Investment Partners, Inc.	0.59%	11.00%	6.94%	7.24%
ClearBridge Mid Cap - Class I	Small/Mid US Equity	Legg Mason Partners Fund Advisor, LLC / Legg Mason Partners Fund Advisor, LLC	0.83%	10.01%	6.61%	7.29%
ClearBridge Small Cap Growth - Class I	Small/Mid US Equity	Legg Mason Partners Fund Advisor, LLC / Legg Mason Partners Fund Advisor, LLC	0.80%	4.50%	5.39%	7.93%
Columbia Variable Portfolio – Acorn International (1)	International Equity	Columbia Management Investment Advisers, LLC	1.08%	-8.25%	-0.72%	3.07%
DWS Alternative Asset Allocation - Class B	Other-Multialternative	RREEF America L.L.C. / DWS Investment Management Amercias Inc.	1.21%	5.30%	3.97%	2.83%
DWS Small Mid Cap Value - Class B(1)	Small/Mid US Equity	DWS Investment Management Americas Inc	1.17%	5.79%	5.51%	5.20%
Fidelity VIP Consumer Staples - Service Class 2	Other - Consumer Defensive	Fidelity Management & Research Company	0.87%	5.29%	6.61%	7.12%
Fidelity VIP Contrafund - Service Class 2	Large US Equity	Fidelity Management & Research Company	0.81%	33.45%	16.74%	13.33%
Fidelity VIP Energy - Service Class 2	Other - Equity Energy	Fidelity Management & Research Company	0.86%	4.02%	12.13%	4.19%
Fidelity VIP Equity-Income - Service Class 2	Large US Equity	Fidelity Management & Research Company	0.72%	15.06%	9.80%	8.95%
Fidelity VIP Extended Market Index - Service Class 2	Small/Mid US Equity	Fidelity Management & Research Co / Geode Capital Management, LLC and FMR Co., Inc.	0.38%	12.03%	8.53%		8.04%
Fidelity VIP Gov't Money Market - Service Class	Short-Term Fixed Income	Fidelity Management and Research Co	0.37%	5.01%	2.27%	1.55%
Fidelity VIP High Income - Service Class 2	Fixed Income	Fidelity Management and Research Co	1.02%	8.62%	2.47%	3.90%
Fidelity VIP International Index - Service Class 2	International Equity	Fidelity Management & Research Co / Geode Capital Management, LLC and FMR Co., Inc.	0.42%	4.82%	3.83%		3.38%
Fidelity VIP Mid Cap - Service Class 2	Small/Mid US Equity	Fidelity Management and Research Co	0.82%	17.18%	11.06%	8.94%
Fidelity VIP Strategic Income - Service Class 2	Fixed Income	Fidelity Management and Research Co	0.90%	5.78%	2.54%	3.33%

Fidelity VIP Total Market Index - Service Class 2	Asset Allocation	Fidelity Management & Research Co / Geode Capital Management, LLC and FMR Co., Inc.	0.37%	23.38%	13.46%		13.09%
Franklin Templeton VIP Trust - Franklin Income VIP - Class 2(1)	Balanced/Asset Allocation	Templeton Investment Counsel, LLC / Franklin Advisers, Inc.	0.71%	7.20%	5.29%	5.27%
Franklin Templeton VIP Trust - Franklin Mutual Global Discovery VIP - Class 2	International Equity	Franklin Mutual Advisers, LLC	1.15%	4.66%	6.42%	5.87%
Franklin Templeton VIP Trust - Franklin Mutual Shares VIP - Class 2	Large US Equity	Franklin Mutual Advisers, LLC	0.93%	11.27%	5.75%	5.83%
Franklin Templeton VIP Trust - Franklin Rising Dividends VIP - Class 2	Large US Equity	Franklin Mutual Advisers, LLC	0.90%	10.79%	10.30%	10.44%
Franklin Templeton VIP Trust - Franklin Small Cap Value VIP - Class 2	Small/Mid US Equity	Franklin Mutual Advisers, LLC	0.91%	11.71%	8.36%	8.17%
Franklin Templeton VIP Trust - Franklin Strategic Income VIP - Class 2	Fixed Income	Franklin Advisers, Inc.	1.09%	4.02%	1.19%	1.98%
Franklin Templeton VIP Trust - Templeton Developing Markets VIP - Class 2	International Equity	Templeton Asset Management Ltd. / Franklin Templeton Investment Management Limited	1.35%	7.67%	0.88%	3.98%
Franklin Templeton VIP Trust - Templeton Foreign VIP - Class 2(1)	International Equity	Templeton Investment Counsel, LLC	1.07%	-1.00%	2.60%	2.38%
Franklin Templeton VIP Trust - Templeton Global Bond VIP - Class 2(1)	Fixed Income	Franklin Advisers, Inc.	0.75%	-11.37%	-4.85%	-2.03%
Franklin Templeton VIP Trust - Franklin U.S. Government Securities VIP - Class 2	Fixed Income	Franklin Advisers, Inc.	0.77%	1.37%	-0.52%	0.53%
Invesco VI American Franchise - Series II	Large US Equity	Invesco Advisers, Inc.	1.11%	34.56%	15.56%	13.88%
Invesco VI American Value- Series I	Small/Mid US Equity	Invesco Advisers, Inc.	0.89%	30.41%	13.69%	9.12%
Invesco VI Core Equity- Series II	Large US Equity	Invesco Advisers, Inc.	1.05%	25.29%	12.07%	9.15%
Invesco VI Discovery Mid Cap Growth- Series I(1)	Small/Mid US Equity	Invesco Advisers, Inc.	0.87%	24.23%	10.21%	11.57%
Invesco VI EQV International Equity - Series I	International Equity	Invesco Advisers, Inc.	0.90%	0.62%	3.23%	4.36%
Invesco VI Global Real Estate - Series I	Other-Global Real Estate	Invesco Asset Management Limited / Invesco Advisers, Inc.	1.02%	-1.80%	-2.39%	1.52%
Invesco VI Health Care- Series I	Other-Health	Invesco Advisers, Inc.	0.98%	4.17%	3.64%	5.40%
Invesco VI Main Street Mid Cap- Series II	Small/Mid US Equity	Invesco Advisers, Inc.	1.19%	16.79%	8.83%	7.68%
Invesco VI Main Street Small Cap - Series II(1)	Small/Mid US Equity	Invesco Advisers, Inc.	1.13%	12.41%	10.22%	8.73%
Invesco VI Small Cap Equity- Series I	Small/Mid US Equity	Invesco Advisers, Inc.	0.95%	18.09%	10.89%	8.09%
Janus Henderson Series Balanced - Service Class	Balanced/Asset Allocation	Janus Capital Management LLC	0.87%	15.15%	8.06%	8.40%

Janus Henderson Series Enterprise- Service Class	Small/Mid US Equity	Janus Capital Management LLC	0.97%	15.32%	9.61%	12.12%
Janus Henderson Series Flexible Bond - Service Class(1)	Fixed Income	Janus Capital Management LLC	0.82%	1.63%	0.09%	1.35%
Janus Henderson Series Forty - Service Class	Large US Equity	Janus Capital Management LLC	0.80%	28.14%	15.12%	15.36%
Janus Henderson Series Global Research - Service Class	International Equity	Janus Capital Management LLC	0.86%	23.27%	12.07%	10.27%
Janus Henderson Global Sustainable Equity- Service	International Equity	Janus Henderson Investors US LLC	1.12%	11.01%			5.52%
Janus Henderson Series Global Technology and Innovation - Service Class	Other-Technology	Janus Capital Management LLC	0.97%	31.76%	17.80%	19.06%
Lord Abbett Series Fund Developing Growth- Class VC(1)	Small/Mid US Equity	Lord, Abbett & Co, LLC	1.04%	22.18%	7.27%	8.59%
LVIP American Century Capital Appreciation - Service Class	Small/Mid US Equity	Lincoln Investment Advisors Corporation, through a sub-advisory agreement with American Century Investment Management Inc.	0.94%	24.79%	11.27%	10.79%
LVIP American Century Disciplined Core Value - Service Class	Large US Equity	Lincoln Investment Advisors Corporation, through a sub-advisory agreement withAmerican Century Investment Management Inc.	0.96%	12.84%	7.91%	7.97%
LVIP American Century Inflation Protection - Service Class	Inflation-Protected Bond	Lincoln Investment Advisors Corporation, through a sub-advisory agreement withAmerican Century Investment Management Inc.	0.77%	1.54%	1.22%	1.73%
LVIP American Century International - Service Class	International Equity	Lincoln Investment Advisors Corporation, through a sub-advisory agreement withAmerican Century Investment Management Inc.	1.10%	9.29%	8.41%	8.01%
LVIP American Century Mid Cap Value - Service Class	Small/Mid US Equity	Lincoln Investment Advisors Corporation, through a sub-advisory agreement withAmerican Century Investment Management Inc.	1.01%	2.46%	3.39%	4.77%
LVIP American Century Value - Service Class	Large US Equity	Lincoln Investment Advisors Corporation, through a sub-advisory agreement withAmerican Century Investment Management Inc.	0.86%	8.52%	7.13%	7.87%
Macquarie VIP Small Cap Value - Service Class	Small/Mid US Equity	Delaware Management Company	1.08%	11.02%	6.83%	7.30%
MFS Blended Research Small Cap Equity- Service Class	Small/Mid US Equity	Massachusetts Financial Services Company	0.76%	4.65%	5.94%	7.75%
MFS Global Equity Series - Service Class(1)	International Equity	Massachusetts Financial Services Company	1.17%	5.36%	5.40%	7.11%

MFS Growth Series - Service Class	Large US Equity	Massachusetts Financial Services Company	0.98%	31.15%	14.46%	14.82%
MFS Inflation Adjusted Bond - Service Class	Fixed Income	Massachusetts Financial Services Company	0.82%	-4.13%	-2.47%	-0.49%
MFS International Intrinsic Value - Service Class(1)	International Equity	Massachusetts Financial Services Company	1.14%	6.97%	4.88%	7.26%
MFS Mid Cap Value- Service Class	Small/Mid US Equity	Massachusetts Financial Services Company	1.04%	13.52%	9.47%	8.78%
MFS New Discovery- Service Class(1)	Small/Mid US Equity	Massachusetts Financial Services Company	1.12%	6.44%	4.71%	8.92%
MFS New Discovery Value - Service Class(1)	Small/Mid US Equity	Massachusetts Financial Services Company	1.13%	9.18%	8.40%	9.67%
MFS Research International - Service Class(1)	International Equity	Massachusetts Financial Services Company	1.14%	2.78%	3.64%	4.95%
MFS Total Return - Service Class(1)	Balanced/Asset Allocation	Massachusetts Financial Services Company	0.86%	7.46%	5.89%	6.20%
MFS Utilities - Service Class	Other-Utilities	Massachusetts Financial Services Company	1.04%	11.34%	5.61%	6.02%
MFS Value - Service Class(1)	Large US Equity	Massachusetts Financial Services Company	0.94%	11.35%	7.76%	8.36%
Neuberger Berman AMT Mid Cap Growth - Class S(1)	Small/Mid US Equity	Neuberger Berman Investment Advisers LLC	1.11%	23.76%	10.35%	10.25%
Neuberger Berman AMT Quality Equity - Class I	Large US Equity	Neuberger Berman Investment Advisers, LLC	0.89%	25.84%	13.97%	11.44%
PIMCO VIT All Asset - Administrative Class(1)	Balanced/Asset Allocation	Research Affiliates, LLC / Pacific Investment Management Company LLC	2.19%	3.74%	4.42%	4.37%
PIMCO VIT CommodityRealReturn Strategy - Administrative Class	Other-Commodities	Pacific Investment Management Company LLC	1.48%	4.16%	7.10%	1.64%
PIMCO VIt Emerging Markets Bond - Administrative Class	Fixed Income	Pacific Investment Management Company LLC	1.27%	7.55%	0.93%	3.38%
PIMCO VIT High Yield - Administrative Class	Fixed Income	Pacific Investment Management Company LLC	0.77%	6.90%	3.36%	4.51%
PIMCO VIT International Bond Portfolio (U.S. Dollar Hedged) - Administrative Class	Global Bond - USD Hedged	Pacific Investment Management Company LLC	1.01%	5.46%	1.34%	2.52%
PIMCO VIT Long-Term U.S. Government - Administrative Class	Fixed Income	Pacific Investment Management Company LLC	2.01%	-6.02%	-4.92%	-0.72%
PIMCO VIT Low Duration - Administrative Class	Short-Term Fixed Income	Pacific Investment Management Company LLC	0.69%	4.50%	1.08%	1.27%
PIMCO VIT Real Return - Administrative Class	Fixed Income	Pacific Investment Management Company LLC	0.84%	2.13%	1.93%	2.16%
PIMCO VIT Short-Term - Administrative Class	Short-Term Fixed Income	Pacific Investment Management Company LLC	0.66%	6.06%	2.77%	2.40%
PIMCO VIT Total Return - Administrative Class	Fixed Income	Pacific Investment Management Company LLC	0.75%	2.54%	-0.03%	1.53%
Principal Variable Contracts Funds ("PVC") Bond Market Index - Class 1	Fixed Income	Principal Global Investors, LLC	0.15%	1.08%	-0.50%	1.11%

PVC Core Plus Bond- Class 1	Fixed Income	Principal Global Investors, LLC	0.50%	0.90%	-0.09%	1.58%
PVC Diversified International- Class 1	International Equity	Principal Global Investors, LLC	0.89%	4.71%	4.64%	5.06%
PVC Equity Income- Class 1	Large US Equity	Principal Global Investors, LLC	0.49%	15.50%	8.43%	9.48%
PVC Global Emerging Markets- Class 1(1)	International Equity	Principal Global Investors, LLC	1.16%	6.51%	2.14%	3.21%
PVC Government & High Quality Bond- Class 1	Fixed Income	Principal Global Investors, LLC	0.53%	0.62%	-1.18%	0.57%
PVC LargeCap Growth I- Class 1(1)	Large US Equity	Principal Global Investors / T. Rowe Price Associates, Inc. and Brown Advisory, LLC	0.69%	25.14%	13.93%	14.63%
PVC LargeCap S&P 500 Index - Class 1	Large US Equity	Principal Global Investors, LLC	0.21%	24.74%	14.23%	12.80%
PVC MidCap- Class 1	Small/Mid US Equity	Principal Global Investors, LLC	0.55%	20.27%	11.65%	12.57%
PVC Principal Capital Appreciation- Class 1	Large US Equity	Principal Global Investors, LLC	0.65%	25.85%	14.84%	13.15%
PVC Principal LifeTime 2020- Class 1	Asset Allocation	Principal Global Investors, LLC	0.55%	7.43%	4.94%	5.51%
PVC Principal LifeTime 2030- Class 1	Asset Allocation	Principal Global Investors, LLC	0.58%	9.05%	6.22%	6.63%
PVC Principal LifeTime 2040- Class 1	Asset Allocation	Principal Global Investors, LLC	0.64%	11.55%	7.66%	7.69%
PVC Principal LifeTime 2050- Class 1	Asset Allocation	Principal Global Investors, LLC	0.69%	13.29%	8.62%	8.38%
PVC Principal LifeTime 2060- Class 1(1)	Asset Allocation	Principal Global Investors, LLC	0.75%	13.28%	8.76%	8.49%
PVC Principal LifeTime Strategic Income- Class 1	Asset Allocation	Principal Global Investors, LLC	0.54%	6.71%	3.45%	3.85%
PVC Real Estate Securities- Class 1	Small/Mid US Equity	Principal Global Investors, LLC	0.80%	5.59%	3.90%	6.25%
PVC SAM Balanced- Class 1	Asset Allocation	Principal Global Investors, LLC	0.73%	12.62%	6.75%	6.79%
PVC SAM Conservative Balanced- Class 1	Asset Allocation	Principal Global Investors, LLC	0.70%	8.97%	4.65%	5.14%
PVC SAM Conservative Growth- Class 1	Asset Allocation	Principal Global Investors, LLC	0.77%	15.23%	8.50%	8.25%
PVC SAM Flexible Income- Class 1	Asset Allocation	Principal Global Investors, LLC	0.65%	6.69%	3.06%	3.98%
PVC SAM Strategic Growth- Class 1	Asset Allocation	Principal Global Investors, LLC	0.80%	17.02%	9.88%	9.07%
PVC Short-Term Income- Class 1	Short-Term Fixed Income	Principal Global Investors, LLC	0.43%	5.09%	1.92%	2.05%
PVC SmallCap- Class 1	Small/Mid US Equity	Principal Global Investors, LLC	0.85%	6.99%	7.57%	8.03%

Putnam VT International Value - Class IB	International Equity	Putnam Investment Management, LLC / Putnam Investments Limited and The Putnam Advisory Company, LLC	1.13%	5.21%	6.81%	5.46%
Putnam VT Small Cap Value - Class IB	Small/Mid US Equity	Putnam Investment Management, LLC	1.03%	33.41%	17.91%	16.21%
Putnam VT Large Cap Growth - Class IB	Large US Equity	Putnam Investment Management, LLC	0.90%	23.33%	12.97%	9.64%
Putnam VT Small Cap Growth - Class IB	Small/Mid US Equity	Putnam Investment Management, LLC	1.14%	6.20%	10.71%	8.10%
Rydex VI Basic Materials Fund	Other-Natural Resources	Security Investors, LLC, which operates under the name of Guggenheim Investments	1.79%	-2.47%	7.17%	6.42%
Rydex VI Utilities Fund	Other-Utilities	Security Investors, LLC, which operates under the name of Guggenheim Investments	1.79%	19.86%	4.09%	6.09%
T. Rowe Price Health Sciences - Class II(1)	Other-Health	T. Rowe Price Associates Inc.	1.11%	1.42%	5.81%	8.20%
TOPS Managed Risk Balanced ETF- Class 2	Asset Allocation	Milliman Financial Risk Management, LLC / ValMark Advisers, Inc.	0.77%	6.09%	3.23%	3.54%
TOPS Managed Risk Growth ETF- Class 2	Asset Allocation	Milliman Financial Risk Management, LLC / ValMark Advisers, Inc.	0.75%	7.71%	4.11%	3.96%
TOPS Managed Risk Moderate Growth ETF- Class 2	Asset Allocation	Milliman Financial Risk Management, LLC / ValMark Advisers, Inc.	0.75%	7.58%	3.88%	3.99%
VanEck VIP Global Resources- Initial Class	Other-Natural Resources	Van Eck Associates Corp	1.12%	-2.83%	7.54%	0.82%
Vanguard VIF Balanced	Balanced/Asset Allocation	Wellington Management Company, LLP	0.21%	14.80%	8.18%	8.37%
Vanguard VIF Conservative Allocation (available starting June 5, 2023)	Balanced/Asset Allocation	The Vanguard Group, Inc.	0.12%	7.49%	4.04%	4.90%
Vanguard VIF Equity Income (available starting June 5, 2023)	Large US Equity	Wellington Management Company, LLP & The Vanguard Group, Inc.	0.29%	15.12%	9.85%	9.89%
Vanguard VIF Global Bond Index	Fixed Income	The Vanguard Group, Inc.	0.13%	2.03%	-0.23%		1.04%
Vanguard VIF International Portfolio	International Equity	Baillie Giford Overseas Ltd. & Schroder Investment Management North America Inc.	0.33%	9.01%	6.27%	8.40%
Vanguard VIF Mid-Cap Index	Small/Mid US Equity	The Vanguard Group, Inc.	0.17%	15.08%	9.70%	9.41%
Vanguard VIF Real Estate Index	Asset Allocation	The Vanguard Group, Inc.	0.26%	4.74%	2.84%	4.99%

(1) The current expense ratio for this Underlying Fund reflects expense reimbursements and/or fee waiver arrangements reported in the Underlying Fund’s registration statement. Such arrangements may be terminated, and therefore, reflect temporary fee reductions.

This Initial Summary Prospectus incorporates by reference the Statutory Prospectus and Statement of Additional Information (SAI) for the Policy, both dated May 1, 2025, as amended or supplemented, which are available free of charge online at www.principal.com/ExecutiveVUL3Report, by calling 1-800-247-9988, or by sending an email request to Lifeinsurance@principal.com.

Principal® Executive Variable Universal Life III
EDGAR Contract Identifier: C000215152